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Exhibit 11         Computation of earnings per share

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
                                                                                      Year ended December 31
                                                                       ---------------------------------------------------------
                                                                          2001                  2000                    1999
                                                                       ----------            -----------             -----------
BASIC
Income (loss) from continuing operations after income taxes            $    3,010            $     9,314             $    (1,030)
Income from discontinued operations                                            --                     --                     634
Gain from sale of discontinued operations                                      --                     --                  89,879
Estimated loss on disposal                                                     --                                         (1,333)
                                                                       ----------            -----------             -----------
Net income                                                             $    3,010            $     9,314             $    88,150
                                                                       ==========            ===========             ===========

   Shares:
       Weighted average number of
            common shares outstanding                                   8,465,348              8,405,938               9,144,931
                                                                       ==========            ===========             ===========

Basic earnings per common share:
Income (loss) from continuing operations after income taxes            $     0.36            $      1.11             $     (0.11)
Income from discontinued operations                                            --                     --                    0.07
Gain from sale of discontinued operations                                      --                     --                    9.83
Estimated loss on disposal                                                     --                     --                   (0.15)
                                                                       ----------            -----------             -----------
Net income                                                             $     0.36            $      1.11             $      9.64
                                                                       ==========            ===========             ===========

DILUTED
Income (loss) from continuing operations after income taxes            $    3,010            $     9,314             $    (1,030)
Income from discontinued operations                                            --                     --                     634
Gain from sale of discontinued operations                                      --                     --                  89,879
Estimated loss on disposal                                                     --                     --                  (1,333)
                                                                       ----------            -----------             -----------
Net income                                                             $    3,010            $     9,314             $    88,150
                                                                       ==========            ===========             ===========

   Shares:
       Weighted average number of
            common shares outstanding                                   8,465,348              8,405,938               9,144,931
                                                                       ==========            ===========             ===========

Diluted earnings per common share:
Income (loss) from continuing operations after income taxes            $     0.36            $      1.11             $     (0.11)
Income from discontinued operations                                            --                     --                    0.07
Gain from sale of discontinued operations                                      --                     --                    9.83
Estimated loss on disposal                                                     --                     --                   (0.15)
                                                                       ----------            -----------             -----------
Net income                                                             $     0.36            $      1.11             $      9.64
                                                                       ==========            ===========             ===========
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